UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
September 27, 2019
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2019, Campbell Soup Company (the "Company") filed a Form 8-K to report that Anthony P. DiSilvestro, former Senior Vice President and Chief Financial Officer, was leaving his role effective September 30, 2019 and departing the Company on October 15, 2019. Subsequent to filing the Form 8-K, the Company and Mr. DiSilvestro agreed that Mr. DiSilvestro's employment would terminate on March 31, 2020 (the "Termination Date") instead of October 15, 2019. During that time, Mr. DiSilvestro will assist in the first-quarter financial closing, the closing of the divestiture of Arnott’s and certain other international operations and the transitioning of his duties to the new chief financial officer.

Mr. DiSilvestro will continue to receive salary payments consistent with his annual base salary of $703,000 and other benefits provided to executives at his level through the Termination Date. Following the Termination Date, Mr. DiSilvestro is entitled to receive severance payments and other benefits pursuant to the Company's previously disclosed Executive Severance Pay Plan and the Company’s 2015 Long-Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: October 1, 2019	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Deputy General Counsel